Exhibit 10.1

Mohawk Group Holdings, Inc.

37 E. 18th St, 7th Fl

New York, NY 10003

February 8, 2021

HT Investments SA LLC

221 River Street, 9th Floor

Hoboken, NJ 07030

Attention: Eric Helenek

Re:	Warrant Amendment, Exercise and Issuance

Ladies and Gentlemen:

Reference is made to that certain Warrant to Purchase Common Stock issued by Mohawk Group Holdings, Inc., a Delaware corporation with offices located at 37 East 18th Street, 7th Floor, New York, NY 10003 (the “Company”), to High Trail Investments SA LLC (“High Trail SA”) on December 1, 2020, as amended by that certain Amendment to Warrant to Purchase Common Stock, dated February 2, 2021, collectively attached hereto as Exhibit A (the “December Warrant”). All capitalized terms used in this letter agreement, but not defined herein, shall have the meanings ascribed to such terms in the December Warrant. For good and valuable consideration, the sufficiency of which is hereby acknowledged, High Trail SA and the Company hereby agree as follows:

1.	Amendments of December Warrant.

(a)	The phrase “the date that is six months following the Issuance Date” in the preamble of the December Warrant is hereby amended and restated to read “February 8, 2021”.

(b)

The second sentence of Section 1(a) of the December Warrant is hereby amended and restated to read as follows: “Within two (2) Trading Days following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds.”

2.

Exercise of December Warrant. Concurrently with the execution of this letter agreement, High Trail SA hereby exercises the right to purchase nine hundred eighty thousand (980,000) shares of Common Stock (“December Warrant Shares”) of the Company, evidenced by the December Warrant, as amended by this letter agreement (the “Amended Warrant”), by delivery of a duly completed and executed Exercise Notice in the form attached as Exhibit A to the Amended Warrant (the “Exercise Notice”). The payment of the Exercise Price shall be made as a “Cash Exercise” with respect to all such December Warrant Shares and High Trail SA shall pay the Aggregate Exercise Price in the sum of $8,829,800 to the Company by wire transfer of immediately available funds by no later than February 9, 2021.

HT Investments SA LLC

February 8, 2021

3.

Purchase of Penny Warrants. In consideration for the cancellation of the unexercised portion of the Amended Warrant and a payment by High Trail SA in the amount of $16,957,197 (the “Penny Warrant Purchase Price”), the Company shall issue a warrant to purchase one million eight hundred eighty four thousand one hundred thirty three (1,884,133) shares of Common Stock in the form attached as Exhibit B (the “Penny Warrant”) as of the date that the Penny Warrant Purchase Price is received by the Company, and the Amended Warrant shall thereafter be deemed cancelled and of no further force or effect. High Trail SA shall pay the Penny Warrant Purchase Price to the Company by wire transfer of immediately available funds by no later than February 9, 2021.

4.

Delivery of December Warrant Shares. Concurrently with the execution and delivery of the Exercise Notice, the Company shall execute and deliver to High Trail SA an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice (the “Acknowledgement”), and High Trail SA shall, in accordance with the terms of the Amended Warrant and that certain Irrevocable Letter of Instructions to Transfer Agent, dated December 1, 2020, as amended, by and between the Company and the Transfer Agent (the “TA Instructions”), deliver the Exercise Notice and Acknowledgment to the Transfer Agent. The December Warrant Shares shall be issued to High Trail SA in accordance with the TA Instructions; provided, however, that notwithstanding anything to the contrary in the Amended Warrant, the December Warrant Shares shall be issued to High Trail SA in certificated form bearing the restrictive legend referenced in the TA Instructions and not via DTC through its Deposit / Withdrawal At Custodian system.

5.

Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this letter agreement shall constitute a representation by High Trail SA that, after giving effect to the exercise of the Amended Warrant provided for in this letter agreement, such Holder (together with the other Attribution Parties) will not have beneficial ownership of a number of shares of Common Stock in excess of the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(f) of the Amended Warrant.

6.

Seeking Requisite Stockholder Approval. The Company agrees to use best efforts to seek, at a special or annual meeting of the stockholders of the Company (at which a quorum is present) to be held no later than May 31, 2021 (the “Stockholder Meeting”), the Requisite Stockholder Approval (as defined below). The Company will prepare and file with the United States Securities and Exchange Commission (the “Commission”) a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the recommendation of the board of directors of the Company (the “Board”) that the holders of shares of Common Stock vote in favor of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained.

7.

Requisite Stockholder Approval. For purposes of this letter agreement, “Requisite Stockholder Approval” shall mean the stockholder approval contemplated by Nasdaq Listing Rule 5635(a) or 5635(d) with respect to the approval of: (a) the issuance of shares of Common Stock pursuant to that certain Senior Secured Note due 2022 issued by the Company to High Trail SA on December 1, 2020 (the “December Note”), (b) the issuance of shares of the Company’s Common Stock pursuant to that

HT Investments SA LLC

February 8, 2021

certain Senior Secured Note due 2023 issued by the Company to High Trail Investments ON LLC (“High Trail ON”) on February 2, 2021, (c) the issuance of shares of Common Stock upon exercise of that certain Warrant to Purchase Common Stock No. HTCS-2 issued by the Company, to High Trail ON on February 2, 2021, as amended by that certain Amendment to Warrant to Purchase Common Stock, dated February 8, 2021, (d) the issuance of shares of Common Stock upon exercise of the February Warrant (as defined below), and (e) the issuance of up to an aggregate of 1,016,912 shares of Common Stock (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date of this letter agreement) pursuant to the Asset Purchase Agreement, dated February 2, 2021, by and among the Company and Truweo, LLC, as Purchaser, Healing Solutions, LLC, Jason R. Hope, and for the purposes of Section 5.11 and Article VII, Super Transcontinental Holdings LLC (which, for avoidance of doubt includes up to 208,242 shares of Common Stock (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date of this letter agreement) issuable to certain consultants).

8.

Issuance of February Warrant. The Company shall issue a warrant to purchase 750,000 shares of Common Stock in the form attached as Exhibit C (the “February Warrant”) to High Trail SA as of the later of (a) the date of the delivery of the Exercise Notice and payment of the Aggregate Exercise Price, and (b) the date that the Penny Warrant Purchase Price is received by the Company.

9.

Sales Volume Limitation. High Trail SA agrees that, for a period of thirty (30) days following such date as the December Warrant Shares and the shares issuable upon exercise of the Penny Warrant (collectively, the “Volume-Limited Shares”) shall have been registered for resale pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), High Trail SA shall not sell or otherwise transfer or dispose (including, without limitation, any sales, short sales or swaps or any derivative transactions that would be equivalent to any sales or short positions), directly or indirectly, of any Volume-Limited Shares to any unaffiliated third party if the amount of such sales, transfers or dispositions on any day would exceed 10% of the composite trading volume (as reported on Bloomberg) of the Common Stock on such day and provided further that as a condition to any sale, transfer or disposition of the Volume-Limited Shares to an affiliated third party (an “Affiliate Transfer”), such affiliated third party (the “HT Affiliate”) shall agree to be bound by the provisions of this Section 9 and, subsequent to such Affiliate Transfer, any sales, transfers or dispositions of the Volume-Limited Shares to any unaffiliated third party by High Trail SA and all HT Affiliates shall be aggregated for all purposes of this Section 9.

10.	Registration Rights. The Company shall:

(a)

file a registration statement with the Commission as soon as practicable but in no event later than the date 45 days following the date of issuance of the Penny Warrant (the “Filing Date”) to register all of the December Warrant Shares and all of the shares issuable under the Penny Warrant (the “Registrable Shares”) on Form S-1 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) (such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

HT Investments SA LLC

February 8, 2021

(b)

use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within 30 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Resale Registration Statement, within 60 days following the Filing Date), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(c)

not less than two (2) Trading Days prior to the filing of the Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to High Trail SA copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of High Trail SA. The Company shall reflect in each such document when so filed with the Commission such comments regarding High Trail SA and the plan of distribution as High Trail SA may reasonably and promptly propose no later than two (2) Trading Days after High Trail SA has been so furnished with copies of such documents as aforesaid;

(d)

promptly prepare and file with the Commission such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 13 below, subject to the Company’s right to suspend pursuant to Section 12 below;

(e)

furnish to High Trail SA such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as High Trail SA may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by High Trail SA;

(f)

file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by High Trail SA and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 10(f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g)

upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within three (3) Trading Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

HT Investments SA LLC

February 8, 2021

(h)

upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(i)	advise High Trail SA promptly (and in any event within two (2) Trading Days thereof):

i.	of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

ii.	of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

iii.

of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

iv.

of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(j)	cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(k)

bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 10 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

11.	Registration Rights Indemnification.

(a)

The Company agrees to indemnify and hold harmless High Trail SA and its affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls High Trail SA within the meaning of Section 15 of the Securities Act or Section 20 the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements

HT Investments SA LLC

February 8, 2021

therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of High Trail SA specifically for use in preparation of the Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of High Trail SA) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) High Trail SA failed to send or deliver a copy of the final prospectus with or prior to, or High Trail SA failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by High Trail SA to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, High Trail SA thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or High Trail SA fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by High Trail SA to the person asserting the claim from which such Loss resulted.

(b)

High Trail SA agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of High Trail SA specifically for use in preparation of the Resale Registration Statement, and High Trail SA will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 11 be greater in amount than the dollar amount of the net proceeds received by High Trail SA upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

HT Investments SA LLC

February 8, 2021

(c)

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)

If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)

If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

HT Investments SA LLC

February 8, 2021

12.

Suspensions. High Trail SA acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. High Trail SA hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives High Trail SA notice of the suspension of the use of said prospectus and ending at the time the Company gives High Trail SA notice that High Trail SA may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Board, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders.

13.

Termination of Registration Rights. The obligations of the Company pursuant to Section 10 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, (b) such time such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, or (c) such time as such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the holder thereof complying with any method of sale requirements or notice requirements under Rule 144.

14.

Securities Purchase Agreement. For purposes of that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated November 30, 2020, by and among the Company and High Trail SA, the Company and High Trail SA hereby agree that, from and after the date hereof, (i) the February Warrant and the Penny Warrant shall each constitute a Warrant (as defined in the Securities Purchase Agreement) and the shares of Common Stock issuable upon exercise of the February Warrant and the Penny Warrant shall constitute Underlying Shares (as defined in the Securities Purchase Agreement), and (ii) this letter agreement shall constitute a Transaction Document (as defined in the Securities Purchase Agreement). The Company represents that, except as set forth in Schedule 1 hereto the representations and warranties of the Company set forth in the Securities Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specific date), and the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company pursuant to the Securities Purchase Agreement at or prior to the date hereof. High Trail SA represents that the representations and warranties of the Buyers set forth in the Securities Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specific date), and the Buyers have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Buyers pursuant to the Securities Purchase Agreement at or prior to the date hereof.

HT Investments SA LLC

February 8, 2021

15.

Fees. The Company shall pay for the reasonable and documented out-of-pocket due diligence and legal fees and expenses actually incurred by High Trail SA in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by this letter agreement (and the enforcement thereof by High Trail SA), including, without limitation, all actual, reasonable and documented legal fees and disbursements of Latham & Watkins LLP.

16.

Disclosure of Letter Agreement. No later than 9:30 a.m., New York time, on February 9, 2021, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the U.S. Securities Exchange Act of 1934, as amended, and attaching this letter agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, nonpublic information (if any) provided to High Trail SA by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and High Trail SA or any of its affiliates, on the other hand, shall terminate.

17.

Voting Agreement. The Company has entered into Voting Agreements in the form attached hereto as Exhibit D (the “Voting Agreements”) with the parties set forth on Exhibit E. The Company agrees not to amend or terminate the Voting Agreements or waive the provisions thereof without the prior written consent of High Trail SA and to use best efforts to enforce the terms of the Voting Agreements. The Company hereby covenants and agrees to use best efforts to ensure that at all times commencing with the record date for the Stockholder Meeting through the date of termination of the Voting Agreements, the number of Shares (as defined in the Voting Agreements) subject to the Voting Agreements will not be less than 850,000 Shares (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction occurring after the date of this letter agreement) on an aggregate basis; provided, however, that if the Requisite Stockholder Approval is obtained at the Stockholder Meeting, then the parties agree that any failure to comply with the foregoing shall not be considered or constitute a default or beach of this sentence, including for purposes of the December Note or that certain Senior Secured Note due 2023 issued by the Company to High Trail Investments ON LLC on February 2, 2021 (the “February Note”).

18.

Subsequent Equity Issuances. From the date hereof until April 1, 2021, the Company shall not, without the prior written consent of High Trail SA, consummate an Equity Issuance (as defined in the December Note).

19.

Acknowledgements. To induce High Trail SA to enter into this letter agreement, the Company hereby acknowledges, stipulates, warrants and agrees that no Default or Event of Default (each as defined in the December Note or the February Note) currently exists or is continuing as of the date hereof and none is currently expected.

HT Investments SA LLC

February 8, 2021

20.	Notices. Any notices delivered hereunder shall be delivered in accordance with Section 9(f) of the Securities Purchase Agreement, mutatis mutandis.

If the foregoing correctly sets forth the understanding between the Company, on the one hand, and High Trail SA, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and between the Company and High Trail SA.

[Remainder of Page Left Blank; Signature Page Follows]

HT Investments SA LLC

February 8, 2021

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

MOHAWK GROUP HOLDINGS, INC.

By:	/s/ Fabrice Hamaide
Name:	Fabrice Hamaide
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

Exhibit A

December Warrant, as amended

Exhibit B

Form of Penny Warrant

Exhibit C

Form of February Warrant

Exhibit D

Form of Voting Agreement

Exhibit E

Voting Agreement Parties

1.	Yaniv Sarig
2.	Fabrice Hamaide
3.	Tomer Pascal
4.	Joseph A. Risico
5.	Mihal Chaouat-Fix
6.	Roi Zahut
7.	William Kurtz
8.	Greg B. Petersen
9.	Amy von Walter
10.	Bari A. Harlam